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Exhibit 10.8

                              PROPOSAL FOR SERVICES
                              ---------------------

Quantified   Marketing  Group,   Inc.  shall  perform  the  following   services
("Services") for the production of an investor presentation package, payable with $25,000 deposit and $25,000 upon completion of the Services:

   Business Plan & Investor Presentation:

   Quantified Marketing Group will deliver a business plan for the conception and launch of Smoky Market, which shall be distributed to prospective investors by Smoky Market Foods, Inc. for the purpose of securing public financing. The business plan will contain substantially: Executive Summary; Project Summary & Rationale; Competitive Landscape & Analysis; Brand & Positioning Strategy Overview; City-Level Location Analysis; Conceptual Illustrations & Renderings; Operations & Management Plan; Marketing Plan, Calendars and Budgets; Project Development Timelines; Budgets; Market Potential Projections; Relevant Industry Trends; Outline of Area Development Agreement; Financial Forecasts & Projections; Professionally Designed Investor Micro-Website; an Addendum of Supporting Research. Additionally, the information will be presented in professionally designed support materials for investor review (such as handouts, PowerPoint slides, and other materials deemed appropriate in QMG's business judgment).





Smoky Systems               Quantified Marketing Group               Page 1 of 1
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